As filed with the Securities and Exchange Commission on August 7, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMYLIN PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	33-0266089
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

9360 Towne Centre Drive
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan

(Full title of the plan)

Daniel M. Bradbury

Chief Executive Officer

Amylin Pharmaceuticals, Inc.

9360 Towne Centre Drive

San Diego, California 92121

Tel:  (858) 552-2200

Fax:  (858) 552-2212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marcea B. Lloyd, Esq.	Thomas A. Coll, Esq.
Senior Vice President, Legal and Corporate Affairs,	Matthew T. Browne, Esq.
and General Counsel	Cooley Godward Kronish LLP
Amylin Pharmaceuticals, Inc.	4401 Eastgate Mall
9360 Towne Centre Drive	San Diego, California 92121-9109
San Diego, California 92121	Tel: (858) 550-6000
Tel: (858) 552-2200	Fax: (858) 550-6420
Fax: (858) 552-1936

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share, including related rights to purchase Series A Junior Participating Preferred Stock	1,000,000 shares	$46.68	$46,680,000	$1,434

(1)                                Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                 Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 1, 2007, as reported by the Nasdaq Global Select Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which effective registration statements on Form S-8, relating to the Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan (the “Plan”), have been filed.  The contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 25, 2001 (No. 333-61660), May 5, 2004 (No. 333-115187) and May 26, 2006 (No. 333-134528), each of which relate to the Plan, are incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (3)
4.4	Second Amended and Restated Bylaws. (4)
4.5	Specimen Common Stock Certificate. (1)
4.6	Certificate of Designation of Series A Junior Participating Preferred Stock. (5)
4.7	Rights Agreement dated June 17, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (5)
4.8	First Amendment to Rights Agreement dated December 13, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (6)
4.9	Form of Rights Certificate. (5)
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.
99.1	Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan, as amended. (7)

(1)                  Filed as an exhibit to our Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)                  Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(3)                  Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated by herein by reference.

(4)                  Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.

(5)                  Filed as an exhibit to our Current Report on Form 8-K dated June 18, 2002, and incorporated herein by reference.

(6)                  Filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(7)                  Filed as an exhibit to our Current Report on Form 8-K dated May 29, 2007, or amendments thereto and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 7, 2007.

Amylin Pharmaceuticals, Inc.

By:	/s/ Daniel M. Bradbury

Daniel M. Bradbury
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel M. Bradbury, Mark G. Foletta and Marcea B. Lloyd, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

/s/	Daniel M. Bradbury	President, Chief Executive Officer and	August 7, 2007
Daniel M. Bradbury		Director
(Principal Executive Officer)

/s /	Mark G. Foletta	Senior Vice President, Finance and Chief	August 7, 2007
	Mark G. Foletta	Financial Officer
(Principal Financial and Accounting Officer)

/s/	Joseph C. Cook, Jr.	Chairman of the Board	August 7, 2007
Joseph C. Cook, Jr.

/s/	Steven R. Altman	Director	August 7, 2007
Steven R. Altman

/s/	Teresa Beck	Director	August 7, 2007
Teresa Beck

/s/	Karin Eastham	Director	August 7, 2007
Karin Eastham

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Signatures		Title	Date

/s/	James R. Gavin III	Director	August 7, 2007
James R. Gavin III

/s/	Ginger L. Graham	Director	August 7, 2007
Ginger L. Graham

/s/	Howard E. Greene, Jr.	Director	August 7, 2007
Howard E. Greene, Jr.

/s/	Jay S. Skyler, M.D.	Director	August 7, 2007
Jay S. Skyler, M.D.

/s/	Joseph P. Sullivan	Director	August 7, 2007
Joseph P. Sullivan

/s/	James N. Wilson	Director	August 7, 2007
James N. Wilson

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation. (1)
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (2)
4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation. (3)
4.4	Second Amended and Restated Bylaws. (4)
4.5	Specimen Common Stock Certificate. (1)
4.6	Certificate of Designation of Series A Junior Participating Preferred Stock. (5)
4.7	Rights Agreement dated June 17, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (5)
4.8	First Amendment to Rights Agreement dated December 13, 2002, between Amylin Pharmaceuticals, Inc. and American Stock Transfer & Trust Company. (6)
4.9	Form of Rights Certificate. (5)
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages hereto.
99.1	Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan, as amended. (7)

(1)                  Filed as an exhibit to our Registration Statement on Form S-1 (No. 33-44195) or amendments thereto, and incorporated herein by reference.

(2)                  Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, and incorporated herein by reference.

(3)                  Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and incorporated by herein by reference.

(4)                  Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and incorporated herein by reference.

(5)                  Filed as an exhibit to our Current Report on Form 8-K dated June 18, 2002, and incorporated herein by reference.

(6)                  Filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and incorporated herein by reference.

(7)                  Filed as an exhibit to our Current Report on Form 8-K dated May 29, 2007, or amendments thereto and incorporated herein by reference.

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